PROMISSORY NOTE


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.



                  6.0% Redeemable Subordinated Promissory Note



$2,500,000                                            King of Prussia,
October 17, 1997                                          Pennsylvania


Section 1. General. FOR VALUE RECEIVED, CULTURALACCESSWORLDWIDE, INC., a Delaware corporation, and PM ACQUISITION CORP., a Delaware corporation (collectively, the "Maker") hereby promise to pay on a joint and several basis to the order of PHOENIX MARKETING GROUP, INC., a New Jersey corporation (the "Payee"), such payments to be made by wire transfer to an account designated in writing to the Maker by the Payee, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), in lawful money of the United States of America.

                  The principal amount hereof shall be payable on the earlier (such date, the "Payment Date") of (a) ten (10) days after the closing of the initial sale by the Maker to the public through an underwritten public offering of shares of common stock $.01 par value, of the Maker, pursuant to a registration statement filed under the Securities Act of 1933, as amended, other than a registration statement covering securities of the Maker to be issued pursuant to an employee benefit plan and (b) December 31, 1998.

                  The Maker hereby also promises to pay interest on the unpaid principal amount hereof in like money, from the date hereof until payment of the principal amount hereof has been made in full, at a fixed rate of six percent (6.0%) per annum, payable on the Payment Date such payments to be made by wire transfer to an account designated in writing to the Maker by the Payee.


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                                                                 2




Section 2.  Subordination.

                  Section 2.1 Indebtedness Subordinated to Senior Debt. The Maker hereby covenants and agrees, and the holder of this Note, by such holder's acceptance hereof, hereby consents, covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 2, the indebtedness of the Maker for or on account of principal and interest on this Note, and the payment of the principal of and interest (whether by redemption or otherwise) on this Note, is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt. Defined terms used herein shall have the meanings set forth in Section 5 hereof, unless otherwise specified or defined herein.

                  This Section 2 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  THIS NOTE IS SECURED BY, AND IS ENTITLED TO THE BENEFITS OF, A SECURITY AGREEMENT AS SET FORTH IN SECTION 8 OF THIS NOTE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 2, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE SECURITY AGREEMENT), THE HOLDER OF THIS NOTE SHALL HAVE THE RIGHT TO PURSUE IMMEDIATELY (WITHOUT REGARD TO SECTION 2 OF THIS
NOTE) THE REMEDIES PROVIDED IN THE SECURITY AGREEMENT, TO REALIZE UPON THE COLLATERAL (AS DEFINED IN THE SECURITY AGREEMENT) AND TO APPLY THE PROCEEDS OF THE COLLATERAL TO THE PAYMENT OF ANY OUTSTANDING INDEBTEDNESS UNDER THIS NOTE. IN THE EVENT THAT THE REALIZED VALUE OF THE COLLATERAL IS INSUFFICIENT TO PAY IN FULL THE OUTSTANDING INDEBTEDNESS UNDER THIS NOTE, THE PROVISIONS OF THIS
SECTION 2 SHALL APPLY TO THE COLLECTION OF THE AMOUNT OF SUCH DEFICIENCY AND ANY REMAINING LIABILITIES OF THE MAKER TO THE HOLDER OF THIS NOTE IN EXCESS OF THE REALIZED VALUE OF THE COLLATERAL SHALL BE SUBJECT TO THE PROVISIONS OF THIS
SECTION 2.

                  Section 2.2 Payment Permitted if No Default. Nothing contained in this Section 2 or elsewhere in this Note shall prevent the Maker, at any time except during the pendency of any of the conditions described in Sections 2.3,
2.4 and 2.5, other than as provided in Section 2.5, from making scheduled payments at any time of principal of or interest on this Note.


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                                                                       3




                  Section 2.3 Payment Over of Proceeds Upon Dissolution; Etc. Upon any payment or distribution of assets of the Maker in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, total or partial liquidation, winding-up, reorganization or other similar case or proceeding in connection therewith, relative to the Maker or to its creditors, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and/or liabilities of the Maker, then and in any such event the holders of Senior Debt shall be entitled to receive indefeasible payment in full in cash of all amounts due or to become due (whether or not an event of default has occurred under the Senior Debt or the maturity of such Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of all Senior Debt before the holder of this Note is entitled to receive any payment on account of principal of, interest on or otherwise in respect of this Note, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Maker being subordinated to the payment of this Note, which may be payable or deliverable in respect of this
Note in any such case, proceeding, dissolution, liquidation, reorganization or other winding-up or event.

                  If, notwithstanding the foregoing provisions of this Section 2, the holder of this Note shall have received any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Maker being subordinated to the payment of this Note, before all Senior Debt is indefeasibly paid in full, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Maker for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full.

                  For purposes of this Section 2 only, the words "cash, property or securities" shall not be deemed to


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                                                                          4




include securities of the Maker as reorganized or readjusted, or securities of the Maker or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Section 2 with respect to this Note to the payment of all Senior Debt which may at the time be outstanding.

                  Section 2.4 Standstill; Prior Payment of Senior Debt Upon Acceleration of Subordinated Indebtedness. Notwithstanding any provision herein or in any other writing or agreement to the contrary, the holder of this Note shall not, unless all Senior Debt shall have been declared due and payable by acceleration of maturity pursuant to the terms thereof, without the prior written consent of the holders of the Senior Debt, commence, prosecute or participate in, prior to the expiration of six (6) months after the occurrence of any default under this Note which is a ground for acceleration of this Note (the date of such default is hereinafter referred to as the "Sub-Debt Default Date"), any suit, action or proceeding against the Maker with respect to this Note, or assert, collect or enforce, or take any action to foreclose or realize upon, prior to the 183rd day following the Sub-Debt Default Date, any security interest, lien or encumbrance on any property of the Maker pursuant to any security agreements, pledge agreements, mortgages, lien instruments or other documents which secure this Note or take any action which might result in a payment in contravention of any provision of this Section 2 until the Senior Debt shall have been indefeasibly paid in cash in full, and any such security agreements, pledge agreements, mortgages, lien instruments or other documents shall contain the subordination provisions set forth in this Section 2.

                  If this Note is declared due and payable before its stated maturity, then and in such event the holders of the Senior Debt outstanding at the time this Note so becomes due and payable shall be entitled to receive indefeasible payment in cash in full of all amounts due or to become due on or in respect of all such Senior Debt (whether or not an event of default has occurred thereunder or the maturity of such Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of this Note is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinate to or pari passu with the payment of this Note by the Maker), on account of the principal of or interest hereon.

                  If, notwithstanding the foregoing, the Maker shall make any payment to the holder of this Note prohibited by the foregoing provisions of this Section 2, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and only such amount so notified to the holder of this Note shall be paid to the holders of the Senior Debt.

                  The provisions of this Section 2.4 shall not apply to any payment with respect to which Section 2.3 of this Note would be applicable.

                  Section 2.5 No Payment When Senior Debt in Default. In the event any default on any Senior Debt shall have occurred and be continuing which permits (or with notice or lapse of time, or both, would permit) the holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable (whether or not such holders have accelerated such Senior Debt) or such a default would result from or exist after giving effect to a payment with respect to this Note, and if the holder of any Senior Debt gives written notice of such default to the holder of this Note and designates the same as a "Senior Default Notice" hereunder, unless and until such default shall have been cured or waived or shall have ceased to exist and any such acceleration shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default in payment or other default, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the Maker being subordinated to or pari passu with the payment of this Note) shall be made by the Maker on account of principal of, interest on or otherwise in respect of this Note or on account of the purchase or other acquisition of subordinated Indebtedness.

                  If, notwithstanding the foregoing, the Maker makes any payment to the holder of this Note prohibited by the foregoing provisions of this
Section 2, such payment shall be paid over and delivered forthwith to the holders of the Senior Debt but only to the extent that, upon notice from the holder of this Note to the holders of the Senior Debt that such prohibited payment has been made, the holders of the Senior Debt notify the holder of this Note of the amounts then due and owing on the Senior Debt, if any, and


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                                                                         6




only such amount so notified to the holder of this Note shall be paid to the holders of Senior Debt.

                  The provisions of this Section 2.5 shall not apply to any payment with respect to which Section 2.3 of this Note would be applicable.

                  Section 2.6 Subrogation to Rights of Holders of Senior Debt. Subject to the indefeasible payment in full in cash of all Senior Debt, the holder of this Note shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 2 to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Debt until the principal of and interest on this Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the holders of Senior Debt by the holder of this Note, shall, as between the Maker, its creditors other than holders of Senior Debt, and the holder of this Note, be deemed to be a payment or distribution by the Maker of or on account of this Note.

                  Section 2.7 Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 2 or elsewhere in this Note is intended to or shall impair, as between the Maker, its creditors other than the holders of Senior Debt and the holder of this Note, the obligation of the Maker, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms and which, subject to the rights under this Note of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Maker, or is intended to or shall affect the relative rights against the Maker of the holder of this Note and creditors of the Maker other than the holders of Senior Debt, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 2 of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

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                                                                           7





                  Section 2.8 Proof of Claim. If the holder of this Note does not file a proper proof of claim or debt in the form required in any bankruptcy, insolvency or receivership proceeding prior to 30 days before the expiration of the time to file such proof of claim or debt, then the holders of Senior Debt are hereby authorized to file an appropriate proof of claim or debt for and on behalf of the holder of this Note and such holder hereby appoints the holders of Senior Debt or their representative or representatives the attorney-in-fact of such holder for such purposes.

                  Section 2.9 No Waiver of Subordination Provisions. No right of any current or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such Senior Debt holder, or by any non-compliance by the Maker with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such Senior Debt holder may have or be otherwise charged with. The holder of this Note by such holder's acceptance hereof agrees that, so long as there is indebtedness outstanding under this Note, the holder of this Note shall not agree to compromise, release, forgive or otherwise discharge the obligations of the Maker with respect to this Note without the prior written consent of the holders of the Senior Debt.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holder of this Note, without incurring responsibility to the holder of this Note and without impairing or releasing the subordination provided in this Section 2 or the obligations hereunder of the holder of this Note to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment, renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Maker and any other person.

                  Section 2.10  Reliance on Judicial Order or
Certificate of Liquidating Agent.  Upon any payment or


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                                                                8




distribution of assets of the Maker, the holder of this Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Note.

                  Section 2.11  Miscellaneous.

                           (a)      Notices.  All communications provided
for hereunder shall be by telephone, in person or in writing (including telex or facsimile communication) and shall be delivered or sent by telex or facsimile to the respective party at the addresses and numbers set forth below:

                  If to the holder of this Note:

                           Phoenix Marketing Group, Inc.
                                One Phoenix Drive
                             Lincoln Park, NJ 07035

                              Attention: President
                          Telecopy No.: (201) 633-8707
                          Telephone No.: (800) 633-8900

                  If to the Maker:

                             1018 West Ninth Avenue
                       King of Prussia, Pennsylvania 19406
                          Telecopy No.: (610) 992-3390
                          Telephone No.: (610) 992-7650

                  If to the holders of the Senior Debt, to such addresses and such telephone and telecopier numbers as are hereafter provided to the holder,

or to such other addresses and numbers as any party hereto shall specify to the others in writing. All notices shall be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when delivered and (c) in the case of telephone, when telephoned,

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                                                                            9




provided that written confirmation must be provided the next day by letter, facsimile or telex.

                           (b)      Severability of Provisions; Captions.
Any provision of this Section 2 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Section.

                  Section 3. Optional Prepayment. The Maker may at any time with the prior written consent of the holders of Senior Debt so long as any Senior Debt is outstanding, prepay the whole or any part of the unpaid principal amount of this Note, without penalty or premium, but with interest accrued to the date fixed for prepayment. Notices of prepayment shall be given by the Maker by mail and shall be mailed to the holder of this Note not less than thirty (30) days from the date fixed for prepayment. In case this Note is to be prepaid in part only, such notice shall specify the principal amount hereof to be prepaid, and shall state that this Note shall be submitted to the Maker for notation hereon of the principal amount hereof to be prepaid. Upon giving of notice of prepayment as aforesaid, this Note or portion hereof so specified for prepayment shall on the prepayment date specified in such notice become due and payable, and from and after the prepayment date so specified (unless the Maker shall default in making such prepayment), interest on this Note or portion hereof so specified for prepayment shall cease to accrue and, on presentation and surrender hereof to the Maker for cancellation in the case of this Note being prepaid as a whole, or for notation hereon of the payment of the portion of the principal amount hereof being prepaid in the case of a prepayment of this Note in part only, this Note or portion hereof so specified for prepayment shall be paid by the Maker at the prepayment price aforesaid. Any prepayment of this Note in part shall be applied to the installments of principal payable hereunder in the order of maturity thereof.

                  Section 4. Events of Default and Remedies. Subject to Section 2 hereof, the holder of this Note shall have the right, without demand or notice, to accelerate this Note and to declare the entire unpaid balance hereof and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of this Note upon the occurrence of any of the following events of default: (a) the Maker

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                                                                              10




fails to pay the principal payable under this Note or interest thereon when due, or (b) the Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, or consents to the appointment of a receiver for itself or for all or substantially all of its property or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt, which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated, or (c) an event of default shall have occurred and be continuing under the 6.0% Convertible Subordinated Promissory Note of the Maker to the Payee of even date herewith. Upon such declaration by the holder of this Note, the obligations evidenced by this Note shall be immediately due and payable.

                  In the event of any event of default hereunder, the Maker agrees to pay to the holder of this Note all expenses incurred by such holder, including, without limitation, reasonable fees and disbursements of counsel, incurred by such holder in the enforcement and collection of this Note.

                  Section 5.  Definitions.  As used herein, the
following terms shall have the following respective meanings:

                  "Indebtedness" shall mean as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including, without limitation, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note), or (v) any Guaranty of Indebtedness for borrowed money. For purposes hereof, "Guaranty" shall mean any obligation of any person guaranteeing or in effect guaranteeing any liability or obligation of any other person in any manner, whether directly or indirectly, including,


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                                                                             11




without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  "Post-Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Maker or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

                  "Senior Debt" means all Indebtedness of the Maker to any bank, insurance company or other institutional lender, whether currently outstanding or hereafter created, incurred or assumed (including, but not limited to, Post-Petition Interest), unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with this Note. Senior Debt shall continue to constitute Senior Debt for all purposes and the provisions of Section 2 of this Note shall continue to apply to such Senior Debt, notwithstanding the fact that such Senior Debt, or any claim in respect thereof, shall be disallowed, avoided, subordinated or determined to be a fraudulent conveyance pursuant to the provisions of the United States Bankruptcy Code or other applicable Federal, State or local law. Senior Debt shall not include any Indebtedness of the Maker to Abbingdon Venture Partners Limited Partnership-II, a Delaware limited partnership, or Abbingdon Venture Partners Limited Partnership-III, a Delaware limited partnership, the majority shareholders of the Maker.

                  Section 6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon the successors and assigns of the Maker and inure to the benefit of the Payee, the Payee's successors, endorsees and assigns.

                  Section 7.  Severability.  If any term or
provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.


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                                                                              12


                  Section 8. Security Agreement. This Note is secured by, and is entitled to the benefits of, a security agreement dated the date hereof executed by PM Acquisition Corp., a Delaware corporation, in favor of the Payee.

                                            CULTURALACCESSWORLDWIDE, INC.


                                            By_________________________
                                              Name:
                                              Title:



                                            PM ACQUISITION CORP.


                                            By_________________________
                                              Name:
                                              Title:



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